EXHIBIT 4.8

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

          This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is dated as of February 29, 2008, by and between WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company and assignee of Wells Fargo Foothill, Inc., a California corporation (“Lender”), and VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company (“Borrower”).

WITNESSETH:

          WHEREAS, Borrower and Lender’s predecessor-in-interest entered into that certain Loan and Security Agreement, dated as of January 27, 2005, as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2006, that certain Second Amendment to Loan and Security Agreement, dated as of December 8, 2006, and that certain Third Amendment to Loan and Security Agreement, dated as of February 23, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”);

          WHEREAS, Borrower has requested that the Lender increase the Maximum Revolver Amount (as defined in the Loan Agreement), extend the Maturity Date (as defined in the Loan Agreement) and amend certain covenants set forth in the Loan Agreement, as more fully set forth herein; and

          WHEREAS, Lender is willing to increase the Maximum Revolver Amount (as defined in the Loan Agreement), extend the Maturity Date (as defined in the Loan Agreement) and amend certain covenants set forth in the Loan Agreement, subject to the terms hereof;

          NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

          SECTION 2. Amendments. Upon the Fourth Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

          (a) The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                    “‘Advance Period’ means the period from the Closing Date to January 27, 2010.

                    “‘Change of Control’ means that (a) the Executive Officers fail to own and control, directly or indirectly, a majority or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Executive Officers, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (c) a majority of the members of the Board of Directors of Parent do not constitute Continuing Directors, (d) Parent ceases to own and control 100% of the membership interests in TLOP, or Parent, itself or through its wholly-owned Subsidiary, TLOP, ceases to own and control 100% of the membership interests in Borrower, provided, that TLOP may at any time, merge with or into Parent, or dissolve, liquidate or transfer all its assets to Parent, so long as, in each case, Parent is the surviving entity and owner of all assets formerly owned by TLOP, or (e) Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries in existence as of the Closing Date.

                    “‘Guarantor’ means each of Parent and TLOP, and ‘Guarantors’ means both of them.

                    “‘Guaranty’ means the continuing guaranty executed and delivered by Parent and TLOP in favor of Lender whereby each of Parent and TLOP guarantees the prompt payment and performance of the Obligations, in form and substance satisfactory to Lender.

                    “‘Loan Sub-Account Amortization Schedule’ means, for each Loan Sub-Account, the maximum principal amount of the Advance for the associated Portfolio Pool that may be outstanding on the last day of each three-month period following the month in which such Advance was made, determined as follows:

Number of three-month periods following the month in which the Advance is made	Allowable % of Initial Purchase Advance to be outstanding

1	100%
2	95%
3	85%
4	75%
5	65%
6	55%
7	45%
8	35%
9	25%
10	15%
11	5%
12	0%

                    “‘Maximum Revolver Amount’ means $22,500,000.00.”

          (b) The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and not replaced: “Limited Guarantor” and “Limited Guaranty Amount.”

          (c) The following definitions are hereby added to Section 1.1 of the Loan Agreement to be placed in a manner that maintains alphabetical order:

                    “‘Executive Officer’ means each of John C. Kleinert, W. Peter Ragan, Sr., and W. Peter Ragan, Jr.

                    “‘Net Income’ means for any Person for any period, the net income of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP.”

          (d) Section 3.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          “3.5 Term. This Agreement shall continue in full force and effect for a term ending on January 27, 2011 (the “Maturity Date”). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement (i) immediately and without notice upon the occurrence and during the continuation of an Event of Default, and (ii) at any time, if the average Daily Balance of the Revolver Usage for any three-month period ending after nineteen months after the Closing Date is less than $7,000,000.00, upon providing not less than six months’ prior written notice of termination to the Borrower.”

          (e) Section 6.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                    “6.4 [Intentionally Blank].”

          (f) Clauses (c) and (d) of Section 7.17 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(c) at all times, the sum of Borrower’s Subordinated Debt plus Borrower’s member’s equity at not less than $14,000,000.00.

“(d) at all times, the sum of Parent’s stockholder’s equity plus Subordinated Debt at not less than $25,000,000.00.”

          (g) The following clauses (e) and (f) are hereby added to Section 7.17 of the Loan Agreement after clause (d) of Section 7.17 of the Loan Agreement:

“(e) the Net Income of Borrower for each calendar quarter ending on or after March 31, 2008, shall not be less than $375,000.

“(f) the Net Income of Parent for each calendar quarter ending on or after March 31, 2008, shall not be less than $200,000.”

          (h) Sections 8.12 and 8.23 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

          “8.12 If Parent is dissolved, or if the obligation of any Guarantor under the Guaranty is terminated by operation of law or by such Guarantor thereunder, unless, within 90 days thereafter, (a) the Guaranty of such Person is replaced by a Guaranty from a Person of comparable creditworthiness, or, in the case of TLOP, its obligations are assumed by Parent, or (b) a Lender’s Lien is perfected in additional Collateral with a loan value not less than the value of such Guaranty, as determined by Lender in its Permitted Discretion;

          “8.13 If any Executive Officer shall become unable to perform, or cease to be an officer or manager of Borrower and shall not be replaced within 90 days by an individual with comparable education, experience and other qualifications;”

          (i) Exhibit C-1 to the Loan Agreement is hereby deleted its entirety and replaced with Exhibit C-1 attached hereto and incorporated herein.

          SECTION 3. Representations, Warranties and Covenants of the Borrower. The Borrower represents and warrants to Lender and agrees that:

          (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender;

          (b) on the Fourth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

          (c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

          (d) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which Borrower is a party or is subject.

          SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective as of February 29, 2008 (the “Fourth Amendment Effective Date”), upon satisfaction of each of the following conditions:

          (a) The Borrower and Lender shall have executed and delivered to Lender this Amendment, a second supplement to the Fee Letter in form and substance acceptable to Lender and such other documents as Lender may reasonably request;

          (b) Parent and TLOP shall reaffirm each Guaranty and Security and Pledge Agreement to which it is a party;

          (c) Lender shall have received a certificate from the Secretary of Parent (i) attesting to the resolutions of Parent’s Board of Directors authorizing Borrower’s execution, delivery, and performance of this Amendment, (ii) authorizing specific officers of Parent, on behalf of Borrower, to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of Parent and (iv) accompanied by a current certificate of status for each of Parent, TLOP and Borrower issued by its jurisdiction of organization; and

          (d) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Lender.

          SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 6. Costs and Expenses. The Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for Lender with respect thereto.

          SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

          SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

          SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

          SECTION 10. Release. BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER, ITS AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS AFFILIATES AND PARTICIPANTS, AND THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER AND ITS PREDECESSORS, OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, ATTORNEYS, OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDER, WHICH OBLIGATIONS WERE EVIDENCED BY THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.

          SECTION 11. Return of Limited Guaranties. Within five business days after the effectiveness of this Fourth Amendment, Lender agrees to return to each of the Executive Officers the original Limited Continuing Guaranty previously executed by such Executive Officer, for the benefit of Lender, marked “Cancelled.”

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

VELOCITY INVESTMENTS, L.L.C.,
a New Jersey limited liability company

By:

Name:

Title:

WELLS FARGO FOOTHILL, LLC, a Delaware
limited liability company, as Lender

By:

Name:

Title:

Reaffirmation of Guaranties and Pledge Agreement

          Each of Velocity Asset Management, Inc., a Delaware corporation (“Parent”), and TLOP Acquisition Company, LLC, a New Jersey limited liability company (“TLOP” and, together with Parent, the “Guarantors”) hereby (i) consents and agrees to the terms and provisions of the foregoing Amendment and each of the transactions contemplated thereby, and confirms and agrees that all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by the foregoing Amendment, (ii) agrees that the General Continuing Guaranty, dated as of January 27, 2005, executed by such Guarantor for the benefit of Lender (each, a “Guaranty”), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, and acknowledges the increase in the obligations guaranteed, (iii) agrees that the Security and Pledge Agreement, dated as of January 27, 2005, executed by such Guarantor for the benefit of Lender (each, a “Pledge Agreement”), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms and acknowledges the increase in the obligations secured.

          Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty executed by such Guarantor is not subject to any claims, defenses or offsets, (b) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Guaranty executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (c) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Guaranty executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender’s rights against such Guarantor under the Guaranty executed by such Guarantor, (d) the Pledge Agreement executed by such Guarantor is not subject to any claims, defenses or offsets, (e) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Pledge Agreement executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (f) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Pledge Agreement executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender’s rights against such Guarantor under the Pledge Agreement executed by such Guarantor, (g) the consent of such Guarantor is not required to the effectiveness of the Amendment and (h) no consent by such Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty or Pledge Agreement executed by such Guarantor).

VELOCITY ASSET MANAGEMENT, INC.
a Delaware corporation

By:

Name:
Title:

TLOP ACQUISITION COMPANY, L.L.C.,
a New Jersey limited liability company

By:	Velocity Asset Management, Inc.
its sole member

By:

Name:
Title:

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EXHIBIT C-1

Form of Compliance Certificate

[on letterhead of Velocity Investments, L.L.C.]

To:	Wells Fargo Foothill, LLC
14241 Dallas Parkway, Suite 1300
Dallas, Texas 75254
Attn: Loan Portfolio Manager—Velocity Investments

Re: Compliance Certificate for the month/quarter ended ________________________.

Ladies and Gentlemen:

          Reference is made to that certain Loan and Security Agreement, dated as of January 27, 2005, between Velocity Investments, L.L.C., a New Jersey limited liability company (“Borrower”), and WELLS FARGO FOOTHILL, INC. (together with its successors and permitted assigns, the “Lender”), as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (the “Loan Agreement”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

          Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

          1.           The financial statements of Borrower and Parent furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments, in the case of financial statements other than those as of the fiscal year end of Borrower and Parent) and fairly present in all material respects the financial condition of Borrower and Parent, respectively.

          2.           The representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate, as though made on and as of such date (except to the extent that such representations and warranties (x) relate solely to an earlier date or (y) relate to an action or omission permitted by Lender to the extent of such permission).

          3.           Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower and Parent during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

          4.           Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.

          5.           The representations and warranties of Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 2 attached hereto.

          6.           Each of Borrower and Parent is in compliance with the applicable covenants contained in Section 7.17 of the Loan Agreement, all as demonstrated on Schedule 3 hereof.

          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ______________, ________.

Velocity Investments, L.L.C.

By:

Name:

Title:

2

SCHEDULE 1

Financial Statements

[Attached]

SCHEDULE 2

Defaults or Events of Default

[Attached]

3

SCHEDULE 3

FINANCIAL COVENANTS

For the month/quarter ended _______________ (the “Date”)

1.	Compliance with Debt to ERRV Ratio.

PORTFOLIO POOL NO.	LOAN SUB- ACCOUNT BALANCE[1]	ERRV[2]	RATIO OF LOAN SUB-ACCOUNT BALANCE TO ERRV[3]	IS RATIO IN COMPLIANCE?[4]

TOTAL

[1]	Outstanding balance of the Loan Sub-Account for the corresponding Portfolio Pool

[2]	ERRV for the corresponding Portfolio Pool

[3]	Number in second column divided by number in third column

[4]	Is the value in the fourth column less than or equal to .30?

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2.	Minimum Net Worth and Subordinated Debt of Borrower.

          (a) The Minimum Net Worth and Subordinated Debt of Borrower, as of the Date, is calculated as follows:

(i)	Borrower’s member’s equity on the Date is:	$	____________

(ii)	Borrower’s Subordinated Debt on the Date is:	$	____________

(iii)	The sum of Item (a)(i) and Item (a)(ii) is:	$	____________

          (b) The Net Worth and Subordinated Debt of Borrower required under Section 7.17(c) of the Loan Agreement, as amended, is to be at least $14,000,000.

          (c) The amount in Item (a)(iii) [is/is not] greater than or equal to the amount in Item (b).

3.	Minimum Net Worth and Subordinated Debt of Parent.

          (a) The Minimum Net Worth and Subordinated Debt of Parent, as of the Date, is calculated as follows:

(i)	Parent’s stockholders’ equity on the Date is:	$	____________

(ii)	Parent’s Subordinated Debt on the Date is:	$	____________

(iii)	The sum of Item (a)(i) and Item (a)(ii) is:	$	____________

          (b) The Net Worth and Subordinated Debt of Parent required under Section 7.17(d) of the Loan Agreement, as amended, is to be at least 25,000,000.

          (c) The amount in Item (a)(iii) [is/is not] greater than or equal to the amount in Item (b).

4.	Minimum Net Income of Borrower.

(a) The Net Income of the Borrower for the three-month period ended on the Date is	$	____________

          (b) The Net Income of Borrower set forth above [is/is not] greater than or equal to $375,000.00 (the amount set forth in Section 7.17(e) of the Loan Agreement).

5

5.	Minimum Net Income of Parent.

(a) The Net Income of the Parent for the three-month period ended on the Date is	$	____________

          (b) The Net Income of Parent set forth above [is/is not] greater than or equal to $200,000.00 (the amount set forth in Section 7.17(f) of the Loan Agreement).

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